As filed with the Securities and Exchange Commission on April 20, 2000
                                   Securities Act Registration No. 333-_________
                                           Exchange Act Registration No. 0-20872

================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ST. MARY LAND & EXPLORATION COMPANY

             (Exact name of registrant as specified in its charter)

             Delaware                             41-0518430
   (State or other jurisdiction                  (IRS Employer
        of incorporation or                   Identification No.)
           organization)

                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
          (Address of Principal Executive Offices, including Zip Code)

                       St. Mary Land & Exploration Company
                                Stock Option Plan
                                       and
                       St. Mary Land & Exploration Company
                           Incentive Stock Option Plan
                            (Full title of the plans)

                               Mark A. Hellerstein
                      President and Chief Executive Officer
                       St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                     (Name and address of agent for service)

                                 (303) 861-8140
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                Proposed Proposed

                                 Maximum maximum

     Title of securities      Amount to be         offering price      aggregate offering        Amount of
      to be registered         registered             per share             price(1)         registration fee
      ----------------         ----------             ---------             --------         ----------------
        Common stock         950,000 shares           $33.25(1)           $31,587,500            $8,339(2)

$.01 par value
(1) Solely for the purpose of computing the registration fee in accordance with Rule 457(h), the price shown is based upon the price of $33.25 per share, the average of the high and low selling prices for the registrant's common stock as reported on the Nasdaq National Market System on April 18, 2000.

(2)  Calculated  under  Section  6(b)  of  the  Securities  Act  as  .000264  of
$31,587,500.


         This   registration   statement   relates  to  the   previously   filed
registration statement discussed below and is being filed under General Instruction E. of Form S-8 in order to register additional shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

         On June 25, 1997, the registrant filed a registration statement on Form S-8 (File No. 333-30055) to register 754,614 shares of common stock, which included shares of common stock which were issuable under the St. Mary Land & Exploration Company Stock Option Plan and St. Mary Land & Exploration Company Incentive Stock Option Plan. The contents of that registration statement are incorporated by reference into this registration statement. The registrant is now filing this separate registration statement to register an additional 950,000 shares of common stock which may be issued under the St. Mary Land & Exploration Company Stock Option Plan and St. Mary Incentive Stock Option Plan.

Item 8.  Exhibits.

         The following exhibits are furnished as part of this registration statement:

 Exhibit
    No.   Description
--------- -----------
     5.1  Opinion of Ballard Spahr Andrews & Ingersoll, LLP*
     23.1 Consent of Arthur Andersen LLP*
     23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)*
     23.3 Consent of Ryder Scott Company, L.P.*
     24.1 Power of Attorney (included on signature page hereof)*
     99.1 St. Mary Land & Exploration Company Stock Option Plan, as amended on March 25, 1999 and January 27, 2000*
     99.2 St. Mary Land & Exploration Company Incentive Stock Option Plan, as amended on March 25, 1999 and January 27, 2000*
----------------------------
* Filed herewith.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 20, 2000.

                                           ST. MARY LAND & EXPLORATION COMPANY

                                           By:   /s/ MARK A. HELLERSTEIN
                                           -----------------------------
                                           Mark A. Hellerstein,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes, constitutes and appoints Mark A. Hellerstein his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                            Date
     ---------                         -----                            ----

/s/ THOMAS E. CONGDON    Chairman of the Board and Director       April 18, 2000
---------------------
Thomas E. Congdon

/s/ MARK A. HELLERSTEIN  President, Chief Executive Officer       April 20, 2000
-----------------------  and Director
Mark A. Hellerstein

/s/ RONALD D. BOONE      Executive Vice President, Chief          April 18, 2000
-------------------      Operating Officer and Director
Ronald D. Boone

     Signature                         Title                           Date
     ---------                         -----                           ----

/s/ RICHARD C. NORRIS    Vice President - Finance, Secretary      April 19, 2000
---------------------    and Treasurer
Richard C. Norris

/s/ GARRY A. WILLKENING  Vice President - Administration          April 19, 2000
-----------------------  and Controller
Garry A. Wilkening

                         Director
-------------------
Larry W. Bickle

/s/ DAVID S. DUDLEY      Director                                 April 19, 2000
-------------------
David C. Dudley

/s/ ROBERT L. NANCE      Director                                 April 19, 2000
-------------------
Robert L. Nance

/s/ R. JAMES NICHOLSON   Director                                 April 18, 2000
----------------------
R. James Nicholson

                         Director
----------------------
Arend J. Sandbulte

                         Director
-----------------
John M. Seidl

                         Director
-------------
Jack Hunt

                         Director
-----------------------
William J. Gardiner